ARTICLES OF INCORPORATION

                                       OF

                       NOSTROMO CONSTRUCTION CORPORATION.



     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a Corporation under and persuant to the laws of the State of Nevada, and we do hereby certify:

                                        I

     That the name of the corporation is:

                          NOSTROMO CONSTRUCTION COMPANY

                                       II

     The principal office and place of business of this Corporation shall be located at 720 South Fourth Street, Suite 200, Las Vegas, County of Clark, State of Nevada.

     Offices for the transaction of any business of the Corporation, and where meetings of the board of directors and of the shareholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country.

                                       III

     The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the Corporation are:

     (a) To engage in any lawful activity.

                                       IV

     The members of the governing board of the Corporation shall be styled directors, and the number thereof shall not be less than three (3), except that, in cases where all the shares of the Corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and addresses of the first board of directors, which shall consist of three (3) persons and who shall hold office until their successors are duly elected and qualified is:

        Name                    Post Office Address
        ----                    -------------------

        Kathe Stone             4610 Welter Avenue
                                Las Vegas, Nevada 89104

        Nancy Stewart           3940 Algonquin, #112
                                Las Vegas, Nevada 89119

        Kristy Kehr             1625 Cordoba Lane, #D
                                Las Vegas, Nevada 89108

                                        V

     A. This corporation is authorized to issue 2,500 shares of capital stock at $.01 par value.

     B. Stock of this Corporation shall not be subject to assessment.

     C. Shareholders shall have preemptive rights.


                                       VI

     This Corporation shall have perpetual existence.

                                       VII

     The names and addresses of the incorporators signing these Articles of Incorporation are as follows:

        Name                    Post Office Address
        ----                    -------------------

        Kathe Stone             4610 Welter Avenue
                                Las Vegas, Nevada 89104

        Nancy Stewart           3940 Algonquin, #112
                                Las Vegas, Nevada 89119

        Kristy Kehr             1625 Cordoba Lane, #D
                                Las Vegas, Nevada 89108



     IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 10th day of December, 1985.

                                /s/ Kathe Stone
                                --------------------
                                KATHE STONE

                                /s/ Nancy Stewart
                                --------------------
                                NANCY STEWART

                                /s/ Kristy Kehr
                                --------------------
                                KRISTY KEHR



STATE  OF  NEVADA )
                  ) ss.
COUNTY  OF  CLARK )

     On this 10th day of December, 1985, before me, the undersigned, a notary public in and for the County of Clark, State of Nevada, personally appeared Kathe Stone, Nancy Stewart and Kristy Kehr, and for themselves, duly acknowledged to me that they are persons named in and who executed the above and foregoing instrument and that they executed the same voluntarily and for the uses and purposes therein mentioned.


                              /s/ Carole Bambacus
                              --------------------
                              CAROLE BAMBACUS
                              NOTARY PUBLIC




              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              OF GOLDEN HOLE, INC.


     We the undersigned, Robert Blakely, President and Christine Blakely, Secretary of Golden Hole, Inc., do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 15th day of August, 1998 adopted a resolution to amend the original articles as follows:



Article one which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the corporation is:

                        NOSTROMO CONSTRUCTION CORPORATION


Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the corporation is:

                                Golden Hole, Inc.



Article four which presently reads as follows:

                                 ARTICLE FOUR
                                    Directors

     The members of the governing board of the Corporation shall be styled directors, and the number thereof shall not be less than three (3), except that, in cases where all the shares of the Corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and addresses of the first board of directors, which shall consist of three (3) persons and who shall hold office until their successors are duly elected and qualified is:

        Name                    Post Office Address
        ----                    -------------------

        Kathe Stone             4610 Welter Avenue
                                Las Vegas, Nevada 89104

        Nancy Stewart           3940 Algonquin, #112
                                Las Vegas, Nevada 89119

        Kristy Kehr             1625 Cordoba Lane, #D
                                Las Vegas, Nevada 89108



Is hereby amended to read as follows:

                                   Directors

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.


Article five which presently reads as follows:

                                 ARTICLE FIVE
                                      Stock

     A. This corporation is authorized to issue 2,500 shares of capital stock at $.01 par value.

     B. Stock of this Corporation shall not be subject to assessment.

     C. Shareholders shall have preemptive rights.

Is hereby amended to read as follows:

     The total authorized capital stock of the Corporation is 1000,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this Corporation.



                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                  ---------------------------------------------



                                  ARTICLE EIGHT
                                COMMON DIRECTORS


     As provide[d] by Nevada  Revised  Statutes  78.140,  without  repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.



                                  ARTICLE NINE
                       LIABILITY OF DIRECTORS AND OFFICERS


     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.



                                ARTICLE TEN
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444


     This  corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 465,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/ Robert Blakely
                                   -------------------------------
                                   ROBERT BLAKELY, PRESIDENT

                                   /s/ Christine Blakely
                                   -------------------------------
                                   CHRISTINE BLAKELY, Secretary / Treasurer


State of Utah
County of Salt Lake

     On November 23, 1998, personally appeared before me, a Notary Public, Robert Blakely and Christine Blakely who acknowledged that they executed the above instrument.

                                   /s/ Jackie Long
                                   -------------------------------
                                   Notary Public